UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 5, 2007

SYNTHETIC FIXED-INCOME SECURITIES, INC.
ON BEHALF OF:
STRATS(SM) TRUST FOR ALLSTATE CORPORATION SECURITIES, SERIES 2006-3
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(Exact Name of Registrant as Specified in Its Charter)

333-111858-21
Delaware	001-32867	52-2316399
(State or Other	(Commission Number)	(I.R.S. Employer
Jurisdiction of		Identification No.)
Incorporation)

One Wachovia Center,
301 S. College St.
Charlotte, North Carolina		28288
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (704) 374-6611

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The STRATS(SM) TRUST FOR ALLSTATE CORPORATION, SERIES 2006-3, which we refer to herein as the “Trust,” was formed pursuant to the Base Trust Agreement, dated as of February 28, 2006, between Synthetic Fixed-Income Securities, Inc., as depositor, and The Bank of New York, as trustee and securities intermediary, as supplemented by the STRATS(SM) Certificates Series Supplement 2006-3 in respect of the Trust dated as of April 28, 2006 (the “Series Supplement”).

Item 8.01. Other Events

On October 5, 2007, Synthetic Fixed-Income Securities, Inc. surrendered 196,000 STRATS(SM) Certificates, Series 2006-3 held by it having an aggregate stated amount equal to $4,900,000 to the Trust in exchange for a distribution of Allstate Group 6.125% Capital Securities due February 15, 2033, having a principal balance equal to $4,900,000 in accordance with the optional exchange provisions of Section 39 of the Series Supplement.

After giving effect to the above exchange of Certificates, as of the close of business on October 5, 2007, $30,100,000 aggregate principal amount of Allstate Corporation 5.95% Notes due  2036 are held by the Trust, and 1,204,000 Certificates representing $30,100,000 aggregate Certificate Principal Balance are outstanding.

SIGNATURE

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                          Synthetic Fixed-Income Securities, Inc.

                                                                                 By: /s/ Jimmy Whang
                                                                                 Name:  Jimmy Whang
                                                                                 Title:    Director

Date:  October 10, 2007

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